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                                                                   EXHIBIT a(11)

                        PILGRIM VARIABLE PRODUCTS TRUST

                         ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

          RECEIVED
         DEC 28 2001
SECRETARY OF THE COMMONWEALTH
    CORPORATIONS DIVISION

         The undersigned, being a majority of the Trustees of Pilgrim Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 5.11(f) and Section 8.2 of the Trust's Declaration of Trust, dated December 17,1993, as amended, hereby abolish the Pilgrim VP Worldwide Growth Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: 12/7, 2001

/s/ Paul S. Doherty                         /s/ Alan  L. Gosule
--------------------------------            ------------------------------------
Paul S. Doherty                             Alan  L. Gosule

/s/ Walter H. May                           /s/ Thomas J. McInerney
--------------------------------            ------------------------------------
Walter H. May                               Thomas J. McInerney

/s/ Jock S. Patton                          /s/ David W. C. Putnam
--------------------------------            ------------------------------------
Jock S. Patton                              David W. C. Putnam

/s/ Blaine E. Rieke                         /s/ John G. Turner
--------------------------------            ------------------------------------
Blaine E. Rieke                             John G. Turner

/s/ Richard A. Wedemeyer
--------------------------------
Richard A. Wedemeyer